UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 26, 2006

Cano Petroleum, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

Burnett Plaza
801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events.

Beginning on September 26, 2006, Cano Petroleum, Inc. (“Cano”) and certain of its subsidiaries were served with a lawsuit by their insurance carrier, Mid-Continent Casualty Company, regarding Mid-Continent’s defense of the litigation against Cano and certain of its subsidiaries resulting from a March 12, 2006 wildfire in the Texas panhandle.  Mid-Continent seeks a declaratory judgment that includes requests for the following declarations: (i) Mid-Continent is not obligated to pay for the personal counsel of Cano and its subsidiaries from the date Mid-Continent offered an unqualified defense and retained independent counsel to represent Cano and its subsidiaries; (ii) Mid-Continent retains the sole and exclusive right to select and retain lead counsel at its expense and to defend, investigate, negotiate and settle the litigation; (iii) Mid-Continent is entitled to reimbursement for all attorney’s fees and expenses paid to Cano, or that the amounts previously paid to Cano are in satisfaction of any obligation owing Cano, or that any obligation to pay Cano’s and its subsidiaries’ counsel is only owed as reasonably and necessarily incurred by Cano and its subsidiaries; and (iv) Mid-Continent is entitled to recovery of its reasonable attorney’s fees and costs incurred in connection with the lawsuit.

Cano is vigorously defending itself and its subsidiaries.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date:  October 2, 2006

By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and Chief Financial Officer